Exhibit 99.1

TripAdvisor Reports First Quarter 2013 Financial Results

NEWTON, MA, May 7, 2013 — TripAdvisor, Inc. (NASDAQ: TRIP), the world’s largest travel site*, today announced financial results for the first quarter ended March 31, 2013.

•	Revenue for the first quarter increased to $229.9 million, up 36% quarter-over-quarter and up 25% year-over-year.

•	Net income for the first quarter increased 86% quarter-over-quarter and increased 29% year-over-year to $62.3 million, or $0.43 per diluted share.

•	Non-GAAP net income for the first quarter increased 77% quarter-over-quarter and 39% year-over-year to $73.1 million, or $0.50 per diluted share.

•	Adjusted EBITDA for the first quarter increased 70% quarter-over-quarter and 30% year-over-year to $109.3 million, or 48% of revenue.

•

Cash flow from operations for the first quarter increased 47% year-over-year to $43.7 million, or 19% of revenue; free cash flow for the first quarter increased 54% year-over-year to $34.4 million, or 15% of revenue.

“Our first quarter results are evidence that our underlying fundamentals are extremely healthy,” said Steve Kaufer, President and CEO of TripAdvisor. “Our traffic growth accelerated, and hotel shoppers, members and valuable content continue to grow at a rapid clip on a global basis. Integrating our new metasearch hotel pricing and availability engine has been a wonderful complement to our ongoing strides to make the site more engaging, personalized and social. We look forward to kicking off the busy summer travel season.”

Discussion of First Quarter 2013 Results

Revenue for the first quarter of 2013 was $229.9 million, an increase of $46.2 million, or 25%, compared to the first quarter of 2012.

•

Click-based advertising – Revenue from click-based advertising totaled $179.4 million for the first quarter of 2013, an increase of 24% compared to the first quarter of 2012. Click-based advertising revenue represented 78% of total revenue in the first quarter of 2013, compared to 79% in the first quarter of 2012.

•

Display-based advertising – Revenue from display-based advertising totaled $24.6 million for the first quarter of 2013, an increase of 14% compared to the first quarter of 2012. Display-based advertising revenue represented 11% of total revenue in the first quarter of 2013, compared to 12% in the first quarter of 2012.

•

Subscription, transaction and other – Revenue from subscription, transaction and other totaled $25.9 million for the first quarter of 2013, an increase of 51%, compared to the first quarter of 2012. Subscription, transaction and other revenue represented 11% of total revenue in the first quarter of 2013, compared to 9% in the first quarter of 2012.

For the first quarter of 2013, revenue from North America totaled $121.5 million, representing 53% of total revenue. Revenue from the Europe, Middle East and Africa region totaled $71.3 million, representing 31% of total revenue for the first quarter of 2013. Revenue from the Asia-Pacific region totaled $26.9 million, representing 12% of total revenue for the first quarter of 2013. Revenue from the Latin America region totaled $10.2 million, representing 4% of total revenue for the first quarter of 2013. International revenue was 50% of total revenue during the quarter, which was consistent with the fourth quarter of 2012 and up from 48% in the first quarter of 2012. Click-based advertising revenue by geography is based on the geographic location of our websites.

Related-party revenue from Expedia totaled $60.5 million for the first quarter of 2013, an increase of $8.9 million, or 17%, compared to the first quarter of 2012.

GAAP net income for the first quarter of 2013 was $62.3 million, or $0.43 per diluted share, compared to GAAP net income of $48.1 million, or $0.35 per diluted share, for the first quarter of 2012.

Non-GAAP net income for the first quarter of 2013 was $73.1 million, or $0.50 per diluted share, compared to non-GAAP net income of $52.5 million, or $0.38 per diluted share, for the first quarter of 2012.

Adjusted EBITDA for the first quarter of 2013 was $109.3 million, and Adjusted EBITDA margin was 47.6%, compared to Adjusted EBITDA of $84.2 million and Adjusted EBITDA margin of 45.8% for the first quarter of 2012.

Cash flow from operating activities for the first quarter of 2013 was $43.7 million, an increase of $13.9 million, or 47%, compared to the first quarter of 2012.

As of March 31, 2013, cash and cash equivalents and short and long-term marketable securities were $597.0 million, up $388.4 million since March 31, 2012 and up $11.3 million since December 31, 2012.

As of March 31, 2013, TripAdvisor had 1,632 employees, up from 1,311 employees at March 31, 2012 and 1,575 at December 31, 2012.

In the Company’s earnings release and the related conference call or webcast, the Company may use or discuss non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin and free cash flow, which are non-GAAP financial measures as defined by the Securities and Exchange Commission. Please refer to the section below entitled “Use of non-GAAP Financial Measures” for definitions of these non-GAAP financial measures and the financial schedules attached to this press release for reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

Other First Quarter 2013 and Recent Business Highlights

•

TripAdvisor’s travel community averaged more than 200 million monthly unique visitors for the quarter ended March 31, 2013, according to Google Analytics. At approximately 11% of the world’s monthly unique visitors in online travel, according to comScore, TripAdvisor remains the largest travel website in the world.

•

TripAdvisor user-generated content continued to grow at a rate of more than 60 contributions per minute and reached the 100 million review and opinion milestone, covering more than 700,000 hotels and accommodations, 1.1 million restaurants and 260,000 attractions in more than 125,000 destinations throughout the world. TripAdvisor syndicates its content to more than 600 travel-related partners and TripAdvisor widgets can be found on more than 75,000 sites around the globe.

•

TripAdvisor averaged more than 33 million monthly Facebook visitors to its website and Facebook app during the quarter, and remains the #1 travel app on Facebook, according to AppData, and nearly doubled its marketable members year-over-year to 48 million according to company logs.

•

Downloads of TripAdvisor, City Guides and SeatGuru mobile apps doubled year-over-year to nearly 36 million and TripAdvisor’s average unique monthly visitors via smartphone and tablet devices grew 300% year-over-year to more than 62 million for the quarter ended March 31, 2013, according to company logs.

•

TripAdvisor entered an exclusive agreement with Samsung to pre-install TripAdvisor’s market-leading mobile application onto the new Samsung GALAXY S 4. In addition to pre-installing TripAdvisor’s industry-leading app, Samsung is using TripAdvisor’s user content to power its Travel Widget, Lock Screen Slideshow and City Information in Samsung Story Album.

•

TripAdvisor launched Delayed Ad Call functionality for its Display-based advertising product, a first for the travel advertising industry, which charges customers only when the ad unit is in a users’ view. This innovation is designed to increase clients’ confidence in the value of Display Advertising and provide a more true representation of their media investment.

•	TripAdvisor Vacation Rentals’ FlipKey and Holiday Lettings brands introduced a free-to-list option for property owners, driving accelerated traffic, listings and inquiries during the first quarter.

•

TripAdvisor acquired TinyPost, a site that lets you write over photos and turn them into stories. Subsequent to the end of the quarter, TripAdvisor acquired leading travel private sale site, Jetsetter, cruise research and planning site, CruiseWise, and leading Spanish vacation rental site, Niumba, complementing TripAdvisor’s existing brands in those areas of the travel ecosystem.

Conference Call

TripAdvisor will host a conference call today, May 7, 2013 at 5:00 p.m., Eastern Time, to discuss TripAdvisor’s first quarter 2013 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the pass code 28856711) until May 14, 2013 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor

TripAdvisor is the world’s largest travel site*, enabling travelers to plan and have the perfect trip. TripAdvisor offers trusted advice from real travelers and a wide variety of travel choices and planning features with seamless links to booking tools. TripAdvisor branded sites make up the largest travel community in the world, with more than 200 million unique monthly visitors**, and over 100 million reviews and opinions. The sites operate in 30 countries worldwide, including China under daodao.com. TripAdvisor also includes TripAdvisor for Business, a dedicated division that provides the tourism industry access to millions of monthly TripAdvisor visitors.

TripAdvisor, Inc. (NASDAQ: TRIP) manages and operates websites under 20 other travel media brands: www.airfarewatchdog.com, www.bookingbuddy.com, www.cruisecritic.com, www.everytrail.com, www.familyvacationcritic.com, www.flipkey.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.independenttraveler.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.seatguru.com, www.sniqueaway.com, www.smartertravel.com, www.tingo.com, www.travelpod.com, www.virtualtourist.com, www.whereivebeen.com, and www.kuxun.cn.

*	Source: comScore Media Metrix for TripAdvisor Sites, worldwide, January 2013
**	Source: Google Analytics, worldwide data, March 2013

©2013 TripAdvisor, Inc. All rights reserved.

SOURCE TripAdvisor, Inc.

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

(in thousands, except for share and per share data)

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Revenue	$169,408	$129,845	$132,127
Related-party revenue from Expedia	60,511	39,548	51,588

Total revenues	229,919	169,393	183,715
Costs and expenses:
Cost of revenue	3,644	3,538	2,734
Selling and marketing (1)	79,291	66,960	67,389
Technology and content (1)	28,815	23,690	17,841
General and administrative (1)	22,433	21,079	16,254
Depreciation	6,324	5,933	4,281
Amortization of intangible assets	1,109	1,201	1,839

Total costs and expenses:	141,616	122,401	110,338
Operating income	88,303	46,992	73,377
Total other expense, net	(3,867)	(3,702)	(2,236)

Income before income taxes	84,436	43,290	71,141
Provision for income taxes	(22,137)	(9,573)	(22,970)

Net income	62,299	33,717	48,171
Net (income) loss attributable to non-controlling interest	—	(138)	(60)

Net income attributable to TripAdvisor Inc	$62,299	$33,579	$48,111

Earnings per share attributable to TripAdvisor, Inc:
Basic	$0.44	$0.24	$0.36

Diluted	$0.43	$0.23	$0.35

Weighted average common shares outstanding:
Basic	143,063,325	142,474,131	133,753,581
Diluted	144,655,240	143,813,851	136,157,675

(1) Includes stock-based compensation as follows:

Selling and marketing	$2,315	$1,437	$1,078
Technology and content	6,398	4,275	1,512
General and administrative	4,898	4,467	2,102

TripAdvisor, Inc.

Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$211,867	$367,515
Short-term marketable securities	194,277	118,970
Accounts receivable, net of allowance for doubtful accounts of $2,830 and $2,818 at March 31, 2013 and December 31, 2012, respectively	113,319	81,459
Receivable from Expedia, net	37,932	23,971
Taxes receivable	9,216	24,243
Deferred income taxes, net	5,937	5,971
Prepaid expenses and other current assets	11,276	10,365

Total current assets	583,824	632,494
Long-term assets:
Long-term marketable securities	190,878	99,248
Property and equipment, net	46,742	43,802
Deferred income taxes, net	678	502
Other long-term assets	13,377	13,274
Intangible assets, net	36,806	38,190
Goodwill	469,373	471,684

Total Assets	$1,341,678	$1,299,194

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,758	$14,099
Deferred revenue	35,202	31,563
Credit facility borrowings	21,309	32,145
Borrowings, current	40,000	40,000
Taxes payable	11,392	14,597
Accrued expenses and other current liabilities	55,792	63,236

Total current liabilities	174,453	195,640
Deferred income taxes, net	6,958	11,023
Other long-term liabilities	30,005	25,563
Borrowings, net of current portion	330,000	340,000

Total Liabilities	541,416	572,226

Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares: 100,000,000	—	—
Shares issued and outstanding: 0 and 0
Common stock $0.001 par value	130	130
Authorized shares: 1,600,000,000
Shares issued and outstanding: 130,544,816 and 130,060,138
Class B common stock $0.001 par value	13	13
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999
Additional paid-in capital	545,859	531,256
Retained earnings	258,737	196,438
Accumulated other comprehensive loss	(4,477)	(869)

Total Stockholders’ Equity	800,262	726,968

Total Liabilities and Stockholders’ Equity	$1,341,678	$1,299,194

TripAdvisor, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Operating activities:
Net income	$62,299	$33,717	48,171
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including internal-use software and website development	6,324	5,933	4,281
Stock-based compensation	13,611	10,179	4,692
Amortization of intangible assets	1,109	1,201	1,839
Amortization of deferred financing costs	203	206	264
Amortization of discounts and premiums on marketable securities, net	1,249	527	—
Deferred tax benefit	(2,674)	(5,373)	(29)
Excess tax benefits from stock-based compensation	(949)	(528)	(1,683)
Provision (recovery) for doubtful accounts	334	535	(437)
Foreign currency transaction losses (gains), net	1,613	(135)	(489)
Other, net	(263)	166	37

Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(32,670)	20,651	(29,640)
Related parties	(13,961)	8,579	(26,405)
Taxes receivable	15,027	(24,243)	—
Prepaid expenses and other assets	(1,679)	(1,420)	(1,153)
Accounts payable	(3,319)	5,099	12,080
Taxes payable	4,082	11,607	8,766
Accrued expenses and other liabilities	(10,747)	2,878	1,963
Deferred revenue	4,077	1,558	7,462

Net cash provided by operating activities	43,666	71,137	29,719

Investing activities:
Acquisitions, net of cash acquired	(1,197)	(3,007)	—
Capital expenditures, including internal-use software and website development	(9,264)	(8,695)	(7,339)
Proceeds from Expedia, Inc. related to Spin-Off	—	—	7,028
Purchases of marketable securities	(213,683)	(218,922)	—
Sales of marketable securities	14,415	—	—
Maturities of marketable securities	30,997	—	—

Net cash used in investing activities	(178,732)	(230,624)	(311)

Financing activities:
Payments to purchase subsidiary shares for noncontrolling interest	—	(22,304)	—
Proceeds from credit facilities	3,723	2,573	2,893
Payments to credit facilities	(14,728)	—	(10,000)
Principal payments on long-term debt	(10,000)	(5,000)	(5,000)
Proceeds from exercise of stock options and warrants	6,459	4,461	8,926
Payment of minimum withholding taxes on net share settlements of equity awards	(5,232)	(2,986)	(2,959)
Excess tax benefits from stock-based compensation	949	528	1,683

Net cash used by financing activities	(18,829)	(22,728)	(4,457)
Effect of exchange rate changes on cash and cash equivalents	(1,753)	1,358	142

Net (decrease) increase in cash and cash equivalents	(155,648)	(180,857)	25,093
Cash and cash equivalents at beginning of period	367,515	548,372	183,532

Cash and cash equivalents at end of period	$211,867	$367,515	$208,625

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in TripAdvisor’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States (“GAAP”), TripAdvisor also reports Non-GAAP net income, Non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow, which are supplemental measures to GAAP and are defined by the Securities and Exchange Commission as non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements.

TripAdvisor defines “Non-GAAP net income” as net income before expenses related to stock-based compensation and amortization of intangible assets and non-recurring expenses, net of related tax effects.

TripAdvisor defines “Non-GAAP net income per diluted share” as Non-GAAP net income divided by non-GAAP weighted average diluted shares outstanding, which included dilution from options and warrants per the treasury stock method and include all weighted average shares relating to RSUs in shares outstanding for Non-GAAP net income per diluted share.

TripAdvisor defines “Adjusted EBITDA” as net income (loss), plus: (1) provision for income taxes; (2) other (income) expense, net; (3) depreciation of property and equipment, including internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation; and (6) non-recurring expenses.. Adjusted EBITDA is the primary metric by which management evaluates the performance of its business and on which internal budgets are based. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Adjusted EBITDA eliminates items that are either not part of TripAdvisor’s core operations such as the costs incurred to spin-off from Expedia or those costs that do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on TripAdvisor’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical costs and other factors and may not be indicative of current or future capital expenditures. We believe that by excluding certain items, such as stock-based compensation and non-recurring expenses, Adjusted EBITDA corresponds more closely to the cash that operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA as a percentage of revenue.

TripAdvisor defines “Non-GAAP Selling and Marketing” and “Non GAAP Technology and Content” expenses as GAAP Selling and Marketing and GAAP Technology and Content expenses, respectively, before stock-based compensation expense. The Company defines “Non-GAAP General and Administrative” expense as GAAP General and Administrative expense, including related-party shared services expense and before stock-based compensation expense.

TripAdvisor defines “free cash flow” as net cash provided by (used in) operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe that these non-GAAP financial measures are useful measures for analysts and investors to evaluate our future on-going performance as these measures allow a more meaningful comparison of our projected cash earnings and performance with our historical results from prior periods and to the results of our competitors. Moreover, management uses these measures internally to evaluate the performance of our business as a whole.

TripAdvisor provides these non-GAAP financial measures as additional information relating to TripAdvisor’s operating results as a complement to results provided in accordance with GAAP. Management believes that investors should have access to the same set of tools that management uses to analyze our results. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies. TripAdvisor endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

Pursuant to the requirements of Regulation G, we present a reconciliation of these non-GAAP financial measures to the nearest GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except for share and per share data)

(Unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Non-GAAP operating expenses:
GAAP Selling and marketing	$79,291	$66,960	$67,389
Subtract: Stock-based compensation expense	2,315	1,437	1,078

Non-GAAP Selling and marketing	$76,976	$65,523	$66,311

GAAP Technology and content	$28,815	$23,690	$17,841
Subtract: Stock-based compensation expense	6,398	4,275	1,512

Non-GAAP Technology and content	$22,417	$19,415	$16,329

GAAP General and administrative	$22,433	$21,079	$16,254
Subtract: Stock-based compensation expense	4,898	4,467	2,102

Non-GAAP General and administrative	$17,535	$16,612	$14,152

Non-GAAP net income and net income per share:
GAAP net income	$62,299	$33,579	$48,111
Add: Stock based compensation expense	13,611	10,179	4,692
Add: Amortization of intangible assets	1,109	1,201	1,839
Subtract: Income tax effect of Non-GAAP adjustments (1)	3,945	3,648	2,109

Non-GAAP net income	$73,074	$41,311	$52,533

GAAP diluted shares	144,655,240	143,813,851	136,157,675
Add: Additional restricted stock units	412,163	333,936	647,052

Non-GAAP diluted shares	145,067,403	144,147,787	136,804,727

GAAP net income per diluted share	$0.43	$0.23	$0.35
Non-GAAP net income per diluted share	0.50	0.29	0.38

Adjusted EBITDA:
Net Income	$62,299	$33,717	$48,171
Add: Other expense, net	3,867	3,702	2,236
Add: Provision for income tax	22,137	9,573	22,970
Add: Depreciation and amortization	7,433	7,134	6,120
Add: Stock-based compensation expense	13,611	10,179	4,692

Adjusted EBITDA	$109,347	$64,305	$84,189

Divide by:
Revenue	$229,919	$169,393	$183,715

Adjusted EBITDA margin	47.6%	38.0%	45.8%

Free Cash Flow:
Net cash provided by operating activities	$43,666	$71,137	$29,719
Subtract: Capital expenditures	9,264	8,695	7,339

Free cash flow	$34,402	$62,442	$22,380

(1)	Represents the reduction in the income tax benefit recorded for all periods presented based on our effective tax rate, adjusted for non-GAAP items.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our chief executive officer with respect to growth objectives, strategic investments, expectations relating to the impact of the Company’s recently announced partnership deals with several leading vacation rental websites, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in the Company’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(617) 795.7848

ir@tripadvisor.com

Media

(617) 670.6575

uspr@tripadvisor.com